RONSON CORPORATION                                                                                                  Exhibit 11
CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE
(Dollars in thousands, except per common share data)                                   Year Ended December 31,

                                                                             1997                 1996                 1995
                                                                         -----------          -----------          -----------
Basic:
      Earnings from continuing operations ......................         $       783          $       335          $     1,500
      Less cumulative preferred dividends ......................                  (8)                (176)                (178)
                                                                         -----------          -----------          -----------
      Earnings from continuing operations
         applicable to common stock ............................         $       775          $       159          $     1,322
                                                                         ===========          ===========          ===========
      Weighted average number of common shares
         outstanding ...........................................           2,957,995            1,791,535            1,719,867
                                                                         -----------          -----------          -----------
      Earnings from continuing operations
         per common share ......................................         $      0.26          $      0.09          $      0.77
                                                                         ===========          ===========          ===========

      Loss from discontinued operations ........................                  --               (1,190)                (860)
                                                                         -----------          -----------          -----------
      Loss from discontinued operations
         per common share ......................................         $        --          $     (0.66)         $     (0.50)
                                                                         ===========          ===========          ===========

      Net earnings (loss) ......................................         $       783          $      (855)         $       640
      Less cumulative preferred dividends ......................                  (8)                (176)                (178)
                                                                         -----------          -----------          -----------

      Net earnings (loss) applicable to common stock ...........         $       775          $    (1,031)         $       462
                                                                         ===========          ===========          ===========

      Net earnings (loss) per common share .....................         $      0.26          $     (0.57)         $      0.27
                                                                         ===========          ===========          ===========

RONSON CORPORATION                                                                                                  Exhibit 11
CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE
(Dollars in thousands, except per common share data) (continued)                          Year Ended December 31,

                                                                             1997                 1996(2)             1995
                                                                         -----------          -----------          -----------
Diluted (1):
      Earnings from continuing operations ......................         $       783          $       335          $     1,500
                                                                         ===========          ===========          ===========
      Weighted average number of common shares
         outstanding ...........................................           2,957,995            1,791,535            1,719,867
      Additional common shares outstanding
         resulting from assumed conversion of
         preferred stock to common stock .......................             160,780              838,903              869,920
      Additional common shares outstanding
         resulting from exercise of
         outstanding stock options .............................              11,318               10,722               23,790
                                                                         -----------          -----------          -----------


      Total ....................................................           3,130,093            2,641,160            2,613,577
                                                                         ===========          ===========          ===========
      Earnings from continuing operations
         per common share ......................................         $      0.25          $      0.13          $      0.57
                                                                         ===========          ===========          ===========

      Loss from discontinued operations ........................         $      --            $    (1,190)         $      (860)
                                                                         ===========          ===========          ===========
      Loss from discontinued operations
         per common share ......................................         $      --            $     (0.45)         $     (0.33)
                                                                         ===========          ===========          ===========

      Net earnings (loss) ......................................         $       783          $      (855)         $       640
                                                                         ===========          ===========          ===========

      Net earnings (loss) per common share .....................         $      0.25          $     (0.32)         $      0.24
                                                                         ===========          ===========          ===========


(1) 1996 and 1995 restated to include the dilutive effect of outstanding stock options in accordance with SFAS #128.

(2) Since the assumed conversion of the preferred shares to common shares and the exercise of stock options were anti-dilutive for the year ended December 31, 1996, they were excluded from the computation of earnings
       (loss) per common share.